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                                                                     Exhibit 5.1


                                January 21, 2005

Board of Directors
Power 3 Medical Products, Inc.
3400 Research Forest Drive, Suite B2-3
The Woodlands, Texas  77381

Gentlemen:

                  We have acted as special counsel to Power 3 Medical Products, Inc., a New York corporation (the "Company"), in connection with the preparation of a registration statement on Form SB-2 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of the prospectus contained therein (the "Prospectus") and one or more supplements to the Prospectus (each, a "Prospectus Supplement") by the selling shareholders identified therein (the "Selling Shareholders") of up to an aggregate of 13,101,846 shares (the "Shares") of common stock, par value $.001 per share, of the Company (the "Common Stock"), issuable in connection with (i) the conversion of the Company's convertible debentures (the "Debentures") issued and issuable pursuant to the Securities Purchase Agreement dated as of October 28, 2004, as amended by the Amendment to Securities Purchase Agreement dated as of January 19, 2005 (as amended, the "Purchase Agreement"), (ii) the exercise of the Company's common stock purchase warrants issued and issuable to purchasers of the Debentures pursuant to the Purchase Agreement (the "Warrants"), and (iii) the conversion of convertible debentures (the "AIR Debentures") issuable upon exercise of the Company's additional investment rights dated October 28, 2004 ("Additional Investment Rights"). All capitalized terms used but not defined herein shall have the meanings assigned to them in the Registration Statement.

                  In arriving at the opinions expressed below, we have examined:

                  (i) the Articles of Incorporation of the Company, as amended to date;

                  (ii) the Bylaws of the Company, as amended to date;

                  (iii) the Convertible Debentures Due October 28, 2007 executed by the Company in the aggregate principal amount of $1,000,000;

                  (iv) the Warrants executed by the Company and dated October 28, 2004 for the purchase of up to 2,500,000 shares of Common Stock;

                  (v) the Additional Investment Rights executed by the Company to purchase up to $2,500,000 aggregate principal amount of additional debentures in the form of the Debentures but having a different conversion price;

                  (vi) the Registration Statement;
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Board of Directors
Power 3 Medical Products, Inc.
January 21, 2005
Page 2 of 3


                  (vii) the Prospectus;

                  (viii) certified copies of certain resolutions adopted by the Board of Directors of the Company; and

                  (ix) the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

                  In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all the documents supplied to us as originals, and (iv) the conformity to the authentic originals of all documents supplied to us as certified, photostatic, faxed or conformed copies. We have also assumed that the Debentures and Warrants to be issued by the Company pursuant to the Purchase Agreement following the filing and effectiveness of the Registration Statement will, when issued, sold and delivered by the Company, be in the form of the Debentures and Warrants attached as exhibits to the Purchase Agreement. In conducting our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

                  We have also assumed for purposes of our opinions expressed below, insofar as the same relates to any Shares issued upon conversion of any AIR Debentures, that such AIR Debentures will have been duly and validly issued for value as provided in the Additional Investment Rights, and that the same have been duly converted by the holders thereof in accordance with the terms thereof, which shall be identical with the terms of the Debentures, except with respect to the conversion price thereof. Moreover, we have assumed, for all purposes of our opinions expressed below, that the exercise or conversion price paid with respect to all Shares issued upon exercise of Warrants or conversion of Debentures or AIR Debentures will in each such case have been an amount not less than the par value of such Shares, as required by Section 504(c) of the New York Business Corporation Law.

                  With respect to the Selling Shareholders, we have also assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act and comply with all applicable laws, (ii) as required, a Prospectus Supplement will have been prepared in accordance with and shall comply with all applicable laws and will have been filed with the Commission describing the Shares offered thereby, (iii) all Shares offered will be offered and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement, the Prospectus and the appropriate Prospectus Supplement, (iv) there shall be no change in law affecting the validity of any of the Shares (between the date hereof and the date of issuance and

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Board of Directors
Power 3 Medical Products, Inc.
January 21, 2005
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sale of such Shares), and (v) all parties to agreements involving the offer or sale of the Shares will perform their obligations thereunder in compliance with the terms of such documents.

                  Based on and subject to the foregoing, and subject also to the limitations and other qualifications set forth below, we are of the opinion that the Shares have been duly authorized and upon issuance and delivery thereof in accordance with the applicable Debenture, Warrant, and AIR Debenture, and, as applicable, upon payment therefor and surrender of the Debentures, the Warrants or the AIR Debentures, as the case may be, the Shares will be validly issued and fully paid and nonassessable.

                  We express no opinion other than as to the federal laws of the United States of America and the Business Corporation Law of the State of New York. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus. In giving this consent, we do not admit that we are "experts" under the Securities Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                    Very truly yours,


                                    /s/ Andrews Kurth LLP